Exhibit 10.1

PURCHASE AGREEMENT

AND

AMENDMENT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

relating to

Macquarie CountryWide-Regency II, LLC,

a Delaware limited liability company

among

Macquarie-Regency Management, LLC,

a Delaware limited liability company

Macquarie CountryWide (US) No. 2 LLC,

a Delaware limited liability company

and

Regency Centers, L.P.,

a Delaware limited partnership

DATED: January 13, 2006

i

EXHIBIT A	Capital Accounts; Percentage Interests
EXHIBIT B	Assignment of LLC Interest

ii

PURCHASE AGREEMENT

AND

AMENDMENT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

relating to

MACQUARIE COUNTRYWIDE-REGENCY II, LLC,

a Delaware limited liability company

THIS PURCHASE AGREEMENT AND AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made as of January 13, 2006 (this “Agreement”), by and among MACQUARIE COUNTRYWIDE (US) NO. 2 LLC, a Delaware limited liability company (“MCW LLC”), REGENCY CENTERS, L.P., a Delaware limited partnership (“Regency”), and MACQUARIE-REGENCY MANAGEMENT, LLC, a Delaware limited liability company (“U.S. Manager” and together with Regency and MCW LLC, the “Members” and each individually, a “Member”).

W I T N E S S E T H

WHEREAS, the Members are members of Macquarie CountryWide-Regency II, LLC, a Delaware limited liability company (the “Company”), pursuant to an Amended and Restated Limited Liability Company Agreement dated as of June 1, 2005 (the “LLC Agreement”);

WHEREAS, Regency currently owns a 34.95% Membership Interest in the Company, and MCW LLC currently owns a 64.95% Membership Interest in the Company;

WHEREAS, Regency desires to sell to MCW LLC, and MCW LLC desire to purchase from Regency, a 10.05% limited liability company interest in the Company including without limitation all rights and obligations relating to such interest under the LLC Agreement or otherwise (the “LLC Interest”), upon the terms and subject to the conditions contained in this Agreement; and

WHEREAS, in connection with the sale of the LLC Interest by Regency to MCW LLC, it is necessary to make certain amendments to the LLC Agreement.

NOW, THEREFORE, in consideration of the premises hereof, and the mutual promises, obligations and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I.

DEFINED TERMS

Section 1.1 General Definitions. The following terms used in this Agreement, unless the context otherwise requires, shall have the meanings specified in this Section 1.1:

“Agreement” has the meaning set forth in the preamble hereof.

“Assignment” means an Assignment of LLC Interest to be executed and delivered by Regency to MCW LLC at the Closing and in the form attached as Exhibit B hereto.

“Closing” has the meaning set forth in Section 2.4 hereof.

“Closing Date” has the meaning set forth in Section 2.4 hereof.

“Company” has the meaning set forth in the first recital hereof.

“Effective Date” has the meaning set forth in Section 2.6 hereof.

“Lien” means any lien, encumbrance, mortgage, charge, restriction, pledge, adverse claim, security interest, option or right of any third party (other than those set forth in the LLC Agreement).

“LLC Agreement” has the meaning set forth in the first recital hereof.

“LLC Interest” has the meaning set forth in the third recital hereof.

“MCW LLC” has the meaning set forth in the preamble hereof.

“Payment Date” has the meaning set forth in Section 2.4 hereof.

“Purchase Price” has the meaning set forth in Section 2.2 hereof.

“U.S. Manager” has the meaning set forth in the preamble hereof.

Section 1.2 Other Definitions. Capitalized terms not otherwise defined in Section 1.1 shall have the meanings assigned to them in the LLC Agreement.

ARTICLE II.

SALE AND PURCHASE OF LLC INTEREST

Section 2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Closing, Regency shall sell, assign, convey, transfer and deliver to MCW LLC, and MCW LLC shall purchase and acquire from Regency and take assignment and delivery from Regency of, all right, title and interest in and to the LLC Interest, free and clear of all Liens.

Section 2.2 Purchase Price. The total consideration for the LLC Interest shall be One Hundred Thirteen Million One Hundred Fifty-Six Thousand Eight Dollars ($113,156,008) (the “Purchase Price”).

Section 2.3 Prorations. All increases or decreases since the date of the LLC Agreement in any items of income and expenses, charges, escrows, deposits and fees customarily prorated and adjusted in similar transactions shall be so prorated and adjusted as of the Effective Date. In addition, MCW LLC shall pay to Regency an interest carry equal to Regency’s cost of funds under its unsecured line of credit with Wells Fargo Bank, National Association, as Agent, calculated on the Purchase Price for each day from (but not including) the Effective Date to (and including) the Payment Date.

Section 2.4 Closing. The consummation of the transactions contemplated hereby (the “Closing”) shall take place on January 13, 2006 (the “Closing Date”), unless this Agreement is earlier terminated by mutual agreement of the Members. At the Closing, Regency shall execute and deliver to MCW LLC the Assignment. On January 17, 2006 (the “Payment Date”), MCW LLC shall pay to Regency the Purchase Price, subject to any prorations, adjustments and interest carry payments made on the Payment Date pursuant to Section 2.3 hereof, by wire transfer of immediately available funds to an account designated in writing by Regency.

Section 2.5 Consent. In accordance with Section 9.1 of the LLC Agreement, each Member hereby consents to the Transfer of the LLC Interest by Regency to MCW LLC pursuant to the terms and conditions of this Agreement.

Section 2.6 Effectiveness. Notwithstanding the last sentence of Section 4.6 of the LLC Agreement, the Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, January 1, 2006 (the “Effective Date”). The parties agree that the economic benefits and detriments associated with the LLC Interest will be allocated in the same manner as they would have been allocated if Regency had sold, assigned, conveyed, transferred and delivered to MCW LLC all right, title and interest in and to the LLC Interest on the Effective Date, and the parties shall do all acts and things, and make, execute and deliver all documents, as shall from time to time be reasonably required and lawful to achieve such result.

ARTICLE III.

AMENDMENTS TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Section 3.1 Amendments. Upon the Closing, the LLC Agreement shall be hereby amended as follows, effective as of the Effective Date:

(a) The definition of “Percentage Interest” in Section 1.1 of the LLC Agreement shall be amended and restated in its entirety to read as follows:

“Percentage Interest” means 24.9% in the case of Regency, 75.0% in the case of MCW LLC and 0.1% in the case of U.S. Manager.

(b) Clause (d) of Section 3.1 of the LLC Agreement shall be amended and restated in its entirety to read as follows:

(d) Percentage Interests. It is intended that the Percentage Interests of the Members shall be 75.0% for MCW LLC, 24.9% for Regency and 0.1% for U.S. Manager.

(c) Subclause (iii) of clause (b) of Section 7.4 of the LLC Agreement shall be amended by adding the phrase “out of the amount that would otherwise be distributed to MCW LLC” immediately before the final period thereof.

(d) Exhibit A to the LLC Agreement shall be amended and restated in its entirety to read as set forth in Exhibit A hereto.

Section 3.2 No Other Changes. Except as amended hereby, the LLC Agreement shall continue to remain in full force and effect.

Section 3.3 References to LLC Agreement. At and after the Closing, unless the context otherwise requires, each reference to the LLC Agreement shall be deemed to refer to the LLC Agreement as amended by this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties.

(a) MCW LLC hereby represents and warrants to Regency and U.S. Manager that the following are true and correct as of the date hereof:

(i) MCW LLC is a duly formed and validly existing limited liability company under the laws of Delaware with full limited liability company power and authority to enter into and perform its obligations under this Agreement;

(ii) This Agreement (A) has been duly authorized, executed and delivered by MCW LLC, (B) assuming due authorization, execution and delivery by Regency and U.S. Manager, shall be the legal, valid and binding obligation of MCW LLC and (C) does not violate any provisions of MCW LLC’s organizational documents or any document or agreement to which MCW LLC is a party or by which it is bound; and

(iii) MCW LLC has the power and authority to perform the obligations to be performed by it hereunder and no consents, authorizations or approvals are required for the performance of the obligations to be performed by MCW LLC under this Agreement, except those as have been obtained.

(b) Regency hereby represents and warrants to MCW LLC and U.S. Manager that the following are true and correct as of the date hereof:

(i) Regency is a limited partnership that has been duly formed and is validly existing under the laws of the State of Delaware with full partnership power and authority to enter into and perform its obligations under this Agreement; and is duly qualified and in good standing to transact business in any jurisdiction required in order to carry out its duties hereunder;

(ii) This Agreement (A) has been duly authorized, executed and delivered by Regency, (B) assuming due authorization, execution and delivery by MCW LLC and

U.S. Manager, shall be the legal, valid and binding obligation of Regency, and (C) does not violate any provisions of Regency’s organizational documents or any document or agreement to which Regency is a party or by which it is bound;

(iii) Regency has the power and authority to perform the obligations to be performed by it hereunder and no consents, authorizations or approvals are required for the performance of the obligations to be performed by Regency under this Agreement except those as have been obtained; and

(iv) Regency is the record and beneficial owner of, and at the Closing will sell, assign, convey, transfer and deliver to MCW LLC, all right, title and interest in and to the LLC Interest, free and clear of all Liens. Except for the LLC Agreement, there are no outstanding contractual obligations of Regency that relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of the LLC Interest or other limited liability company interests in the Company. There are no actions, suits, proceedings or other litigation pending, or to Regency’s knowledge, threatened, by or against Regency with respect to this Agreement or the LLC Interest.

(c) U.S. Manager hereby represents and warrants to MCW LLC and Regency that the following are true and correct as of the date of hereof:

(i) U.S. Manager is a limited liability company that has been duly formed and is validly existing under the laws of the State of Delaware with full limited liability company power and authority to enter into and perform its obligations under this Agreement; and is duly qualified and in good standing to transact business in any jurisdiction required in order to carry out its duties hereunder;

(ii) This Agreement (A) has been duly authorized, executed and delivered by U.S. Manager, (B) assuming due authorization, execution and delivery by MCW LLC and Regency, this Agreement shall be the legal, valid and binding obligation of U.S. Manager, and (C) does not violate any provisions of U.S. Manager’s organizational documents or any document or agreement to which U.S. Manager is a party or by which it is bound; and

(iii) U.S. Manager has the power and authority to perform the obligations to be performed by it hereunder and no consents, authorizations or approvals are required for the performance of the obligations to be performed by U.S. Manager under this Agreement except those as have been obtained.

ARTICLE V.

MISCELLANEOUS PROVISIONS

Section 5.1 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements to be performed solely within the State of Delaware.

Section 5.2 Attorneys’ Fees. Should any litigation be commenced between the parties hereto or their representatives or should any party institute any proceeding in a bankruptcy or similar court that has jurisdiction over any other party hereto or any or all of such party’s or parties’ property or assets concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the prevailing party shall be entitled to the payment of its own attorneys’ fees and court costs from the losing party.

Section 5.3 Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the respective parties hereto; provided that no assignment of any rights or obligations hereunder, by operation of law or otherwise, may be made by any party without the written consent of the other parties. Except as expressly provided herein, no other Person shall have any rights or remedies hereunder.

Section 5.4 Complete Agreement: Amendment. This Agreement, together with each of the exhibits which are incorporated as if expressly set forth herein, constitutes the entire agreement between the parties and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof, and neither party hereto shall be bound by nor charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or the exhibits hereto. This Agreement may not be amended, altered or modified except by a writing signed by all the Members.

Section 5.5 Confidentiality and Nondisclosure. All confidential information which shall have been furnished or disclosed by the Company or a Member to any other Member pursuant to this Agreement or the negotiations leading to this Agreement that has been furnished prior to the execution of this Agreement or is hereafter furnished, and is identified in writing as confidential shall be held in confidence and shall not be disclosed to any Person other than their respective Affiliates, employees, directors, legal counsel, accountants or financial advisers with a need to have access to such information, except as reasonably necessary to comply with any disclosure obligations under any foreign, federal or state securities laws or the rules of any securities exchange on which the shares of a Member or one of its Affiliates are listed or as otherwise required by law. The obligations of this Section do not apply to information that (a) is or becomes part of the public domain, (b) is disclosed by the disclosing party to third parties without restrictions on disclosure or (c) is received by the receiving party from a third party without breach of a nondisclosure obligation.

Section 5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties may not have signed the same counterpart.

Section 5.7 Fees and Commissions. Except as may be separately disclosed in writing to the other Members, each Member hereby represents and warrants that, as of the date of this Agreement there are no known claims for brokerage or other commissions or finder’s or other similar fees in connection with the transactions covered by this Agreement insofar as such claims shall be based on actions, arrangements or agreements taken or made by or on such Member’s behalf, and each Member hereby agrees to indemnify and hold harmless the other Members from and against any liabilities, costs, damages and expenses from any party making any such claims through such Member. At the Closing, Regency shall pay to U.S. REIT a valuation fee of Five Hundred Thousand Dollars ($500,000) in connection with the transactions contemplated by this Agreement. Except as otherwise specified in this Agreement, each Member shall be responsible for all costs and expenses incurred by such Member in connection with this Agreement.

Section 5.8 Execution of Other Documents. Each party hereto agrees to do all acts and things, and to make, execute and deliver all documents, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

Section 5.9 Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be illegal or invalid and contrary to any existing or future law, such illegality or invalidity shall not impair the operation of, or affect, those portions of this Agreement which are legal and valid.

Section 5.10 Survival of Indemnity Obligations. Except as expressly limited in this Agreement, any and all indemnity obligations of any party hereto shall survive any termination of the Company or a Member’s interest therein.

Section 5.11 Waiver. No consent or waiver, express or implied, by a Member to or of any breach or default by any other Member in the performance by such other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Member of the same or any other obligations of such other Member hereunder. Failure on the part of a Member to complain of any act or failure to act of any other Member or to declare such other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder. The giving of consent by a Member in any one instance shall not limit or waive the necessity to obtain such Member’s consent in any future instance. A matter that is neither approved nor disapproved within the time period set forth herein for such approval or disapproval to be given shall be deemed disapproved by the non-responding party.

Section 5.12 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles and Sections are for convenience only, and neither limit nor amplify the provisions of this Agreement itself. The use herein of the word “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. If any deadline falls on a day that is not a Business Day, the deadline shall be the first Business Day thereafter.

Section 5.13 Equitable Remedies. Any Member hereto shall, in addition to all other rights provided herein or as may be provided by law, and subject to the limitations set forth herein, be entitled to all equitable remedies, including those of specific performance and injunction, to enforce such Member’s rights hereunder.

Section 5.14 Remedies Cumulative. Each right, power, and remedy provided for herein or now or hereafter existing at law, in equity, by statute, or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for herein or now or hereafter existing at law, in equity, by statute, or otherwise, and the exercise or beginning of the exercise or the forbearance of exercise by any party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such party of any or all of such other rights, powers, or remedies.

Section 5.15 Press Relations. Except as required by law or the rules of any securities exchange on which the shares of a Member or any of its Affiliates are listed, no Member shall make any public announcements with respect to this Agreement or the Company or its business without the Consent of the other Members.

Section 5.16 Notices. Notification shall be sent as follows:

If to Regency:

Regency Centers, L.P.

121 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

Attention: Lisa Palmer

E-mail: Lpalmer@regencycenters.com

Facsimile: (904) 354-1832

If to MCW LLC:

Macquarie CountryWide (US) No. 2 LLC

c/o Macquarie CountryWide Management Limited

Level 13, No. 1 Martin Place

Sydney NSW 2000

Australia

Attention: Kylie K. Rampa

E-mail: kylie.rampa@macquarie.com

Facsimile: 011 61 2 8232 6510

If to U.S. Manager:

Macquarie-Regency Management, LLC

c/o Regency Centers, L.P.

121 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

Attention: Lisa Palmer

E-mail: Lpalmer@regencycenters.com

Facsimile: (904) 354-1832

Section 5.17 Construction. This Agreement has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. In addition, each party has been represented by experienced and knowledgeable legal counsel.

Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against either party is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties.

Section 5.18 Code Section 754 Election Notice. Pursuant to Section 4.7 of the LLC Agreement, MCW LLC hereby requests the Tax Matters Member promptly make an election under Section 754 of the Code on behalf of the Company.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

REGENCY CENTERS, L.P., a Delaware limited partnership

By:	Regency Centers Corporation, a Florida corporation, its general partner

By:	/s/ Lisa Palmer
	Name:	Lisa Palmer
Its Senior Vice President

MACQUARIE-REGENCY MANAGEMENT, LLC, a Delaware limited liability company

By:	Regency Centers, L.P., a Delaware limited partnership, its managing member

By:	Regency Centers Corporation, a Florida corporation, its general partner

By:	/s/ Lisa Palmer
	Name:	Lisa Palmer
Its Senior Vice President

MACQUARIE COUNTYWIDE (US) NO. 2 LLC, a Delaware limited liability company

By:	Macquarie CountryWide (US) No. 2 Corporation, a Delaware corporation, its sole member

By:	/s/ Kylie Rampa
	Name:	Kylie Rampa
Its Vice President

EXHIBIT A

Capital Contributions; Percentage Interests

Name and Address	Capital Account	Percentage Interest
Macquarie CountryWide (US) No. 2 LLC c/o Macquarie CountryWide Management Limited Level 13, No. 1 Martin Place Sydney NSW 2000 Australia 75.0%	As set forth in the records of the Company	75.0%

Regency Centers, L.P. 121 West Forsyth Street, Suite 200 Jacksonville, Florida 32202	As set forth in the records of the Company	24.9%

Macquarie-Regency Management, LLC 121 West Forsyth Street, Suite 200 Jacksonville, Florida 32202	As set forth in the records of the Company	0.1%

EXHIBIT B

Assignment of LLC Interest

See attached.

ASSIGNMENT OF LLC INTEREST

THIS ASSIGNMENT OF LLC INTEREST (this “Assignment”) is made on January 13, 2006, but effective as of January 1, 2006, by Regency Centers, L.P., a Delaware limited partnership (“Regency”), to Macquarie CountryWide (US) No. 2 LLC, a Delaware limited liability company (“MCW LLC”).

WHEREAS, Regency, MCW LLC and Macquarie-Regency Management, LLC have entered into a Purchase Agreement and Amendment to Amended and Restated Limited Liability Company Agreement dated as of January __, 2006 (the “Purchase Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement), providing for the sale, assignment, conveyance, transfer and delivery by Regency to MCW LLC of the LLC Interest, subject to the terms and conditions set forth therein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Regency hereby sells, assigns, conveys, transfers and delivers to MCW LLC all right, title and interest in and to the LLC Interest, free and clear of all Liens.

Regency agrees to do all acts and things, and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Assignment.

This Assignment shall be binding upon Regency and its successors and permitted assigns and shall inure to the benefit of MCW LLC and its sucessors and permitted assigns.

This Assignment shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements to be performed solely within the State of Delaware.

IN WITNESS WHEREOF, Regency has caused this Assignment to be duly executed and delivered on January 13, 2006, but effective as of January 1, 2006.

REGENCY CENTERS, L.P.

By:	Regency Centers Corporation, its general partner

By:	/s/ Lisa Palmer
	Name:	Lisa Palmer
	Title:	Senior Vice President